                                                                     EXHIBIT 1.1

(CANADA NATIONAL LOGO) Industry Canada

CERTIFICATE
OF CONTINUANCE

CANADA BUSINESS
CORPORATIONS ACT



Canadian Solar Inc.                                         657806-3



------------------------------                   ------------------------------
Name of corporation                              Corporation number


I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.





/s/
------------------------------
     Richard G. Shaw                    June 1, 2006
        Director                        Date of Continuance



(CANADA LOGO)

(CANADA NATIONAL LOGO) Industry Canada

                                              ELECTRONIC TRANSACTION REPORT

Canada Business                                  ARTICLES OF CONTINUANCE
Corporations Act                                     (SECTION 187)



Processing Type:               E-Commerce
-------------------------------------------------------------------------------------------
Request Number: 2174592        Business No.:               Taxation Year End (MM-DD): 12-31
-------------------------------------------------------------------------------------------

1.   Name of the Corporation

     CANADIAN SOLAR INC.
     --------------------------------------------------------------------------

2. The province or territory in Canada where the registered office is to be situated

     ON
     --------------------------------------------------------------------------


3. The classes and the maximum number of shares that the corporation is authorized to issue

     THE ANNEXED SCHEDULE A IS INCORPORATED IN THIS FORM.
     --------------------------------------------------------------------------


4.   Restrictions, if any, on share transfers

     THE ANNEXED SCHEDULE B IS INCORPORATED IN THIS FORM.
     --------------------------------------------------------------------------


5.   Number (or minimum and maximum number) of directors

     MINIMUM 3 AND MAXIMUM 10
     --------------------------------------------------------------------------


6.   Restrictions, if any, on business the corporation may carry on

     THE ANNEXED SCHEDULE C IS INCORPORATED IN THIS FORM.
     --------------------------------------------------------------------------


7. (1) If the corporation is changing its name on this continuance, what was the corporation's previous name?

     (2)  Details of incorporation

     THE ANNEXED SCHEDULE D IS INCORPORATED IN THIS FORM.
     --------------------------------------------------------------------------


8.   Other provisions, if any

     THE ANNEXED SCHEDULE E IS INCORPORATED IN THIS FORM.


-------------------------------------------------------------------------------
Dated               Name               Signature            Capacity of

2006-06-01          XIAOHUA QU                              AUTHORIZED OFFICER
-------------------------------------------------------------------------------

                                                                   (CANADA LOGO)

                               SCHEDULE/ ANNEXE A

The Corporation is authorized to issue an unlimited number of common shares.

                               SCHEDULE/ ANNEXE B

None.

                               SCHEDULE/ ANNEXE C

None.

                               SCHEDULE/ ANNEXE D

The Corporation was incorporated on October 22, 2001 under the Business Corporations Act (Ontario)

                               SCHEDULE/ ANNEXE E

Any meeting of shareholders or directors of the Corporation may be held at a place outside Canada that the directors determine.

(CANADA NATIONAL LOGO) Industry Canada

CERTIFICATE
OF AMENDMENT

CANADA BUSINESS
CORPORATIONS ACT


Canadian Solar Inc.                                         657806-3



------------------------------                   ------------------------------
Name of corporation                              Corporation number


I hereby certify that the articles of the above-named corporation were amended:

a)   under section 13 of the Canada
     Business Corporations Act in                [ ]
     accordance with the attached notice;

b)   under section 27 of the Canada
     Business Corporations Act as set out in     [ ]
     the attached articles of amendment
     designating a series of shares;

c)   under section 179 of the Canada
     Business Corporations Act as set out in     [X]
     the attached articles of amendment;

d)   under section 191 of the Canada
     Business Corporations Act as set out in     [ ]
     the attached articles of reorganization;



/s/
------------------------------
     Richard G. Shaw                    July 11, 2006
        Director                        Date of Amendment



(CANADA LOGO)

(CANADA NATIONAL LOGO) Industry Canada

                                              ELECTRONIC TRANSACTION REPORT

Canada Business                                  ARTICLES OF CONTINUANCE
Corporations Act                                   (SECTION 27 OR 177)



Processing Type:                              E-Commerce
-------------------------------------------------------------------------------

1.   Name of the Corporation                  2.   Corporation No.

     CANADIAN SOLAR INC.                           657806-3
     --------------------------------------------------------------------------


3.   The articles of the above-named corporation are amended as follows:

     The Articles of the Corporation be amended to subdivide all of the issued and outstanding common shares of the Corporation on a 1 for 1.168130772 basis.





-------------------------------------------------------------------------------
Dated               Name               Signature            Capacity of

2006-07-10          XIAOHUA QU                              AUTHORIZED OFFICER
-------------------------------------------------------------------------------
                                                                    Page 1 of 1

                                                                   (CANADA LOGO)

(CANADA NATIONAL LOGO) Industry Canada

CERTIFICATE
OF AMENDMENT

CANADA BUSINESS
CORPORATIONS ACT


Canadian Solar Inc.                                         657806-3



------------------------------                   ------------------------------
Name of corporation                                     Corporation number

I hereby certify that the articles of the above-named corporation were amended:

a)   under section 13 of the Canada
     Business Corporations Act in                [ ]
     accordance with the attached notice;

b)   under section 27 of the Canada
     Business Corporations Act as set out in     [ ]
     the attached articles of amendment
     designating a series of shares;

c)   under section 179 of the Canada
     Business Corporations Act as set out in     [X]
     the attached articles of amendment;

d)   under section 191 of the Canada
     Business Corporations Act as set out in     [ ]
     the attached articles of reorganization;



/s/
------------------------------
     Richard G. Shaw                    October 24, 2006
        Director                        Date of Amendment



(CANADA LOGO)

(CANADA NATIONAL LOGO) Industry Canada

                                              ELECTRONIC TRANSACTION REPORT

Canada Business                                  ARTICLES OF CONTINUANCE
Corporations Act                                   (SECTION 27 OR 177)



Processing Type:                              E-Commerce
-------------------------------------------------------------------------------

1.   Name of the Corporation                  2.   Corporation No.

     CANADIAN SOLAR INC.                           657806-3
     --------------------------------------------------------------------------


3.   The articles of the above-named corporation are amended as follows:

     The Articles of the Continuance of the Corporation dated June 1, 2006 as amended by the Articles of Amendment of the Corporation dated July 11, 2006 are amended as follows:

     Each of the issued and outstanding common shares of the Corporation is divided into 2.33 issued and outstanding common shares (the "Division)'. No fractional common shares will be issued on the Division. Any fractional common share to which a shareholder may be entitled on the Division will be rounded up or down to the nearest wholly common share.





-------------------------------------------------------------------------------
Dated               Name               Signature            Capacity of

2006-10-24          XIAOHUA QU                              DIRECTOR
-------------------------------------------------------------------------------
                                                                    Page 1 of 1

                                                                   (CANADA LOGO)

(CANADA NATIONAL LOGO) Industry Canada

CERTIFICATE
OF AMENDMENT

CANADA BUSINESS
CORPORATIONS ACT


Canadian Solar Inc.                                         657806-3



------------------------------                   ------------------------------
Name of corporation                                     Corporation number

I hereby certify that the articles of the above-named corporation were amended:

a)   under section 13 of the Canada
     Business Corporations Act in                [ ]
     accordance with the attached notice;

b)   under section 27 of the Canada
     Business Corporations Act as set out in     [ ]
     the attached articles of amendment
     designating a series of shares;

c)   under section 179 of the Canada
     Business Corporations Act as set out in     [X]
     the attached articles of amendment;

d)   under section 191 of the Canada
     Business Corporations Act as set out in     [ ]
     the attached articles of reorganization;



/s/
------------------------------
     Richard G. Shaw                    November 14, 2006
        Director                        Date of Amendment



(CANADA LOGO)

(CANADA NATIONAL LOGO) Industry Canada

                                              ELECTRONIC TRANSACTION REPORT

Canada Business                                  ARTICLES OF CONTINUANCE
Corporations Act                                   (SECTION 27 OR 177)



Processing Type:                              E-Commerce
-------------------------------------------------------------------------------

1.   Name of the Corporation                  2.   Corporation No.

     CANADIAN SOLAR INC.                                     657806-3
     --------------------------------------------------------------------------


3.   The articles of the above-named corporation are amended as follows:

     The Articles of Continuance of the Corporation dated June 1, 2006 as amended by the Articles of Amendment of the Corporation dated July 11, 2006 are amended as follows:

     (a) Schedule A annexed to the Articles is deleted and replaced by the annexed Schedule A.

     (b) Schedule E annexed to the Articles is deleted and replaced by the annexed Schedule E.





-------------------------------------------------------------------------------
Signature          Printed Name          4. Capacity of          5. Tel. No.

/S/                XIAOHUA QU            DIRECTOR
-------------------------------------------------------------------------------

FOR DEPARTMENT USE ONLY





IC3069
(2003/06)



                                                                   (CANADA LOGO)

                  ARTICLES OF AMENDMENT OF CANADIAN SOLAR INC.

                                SCHEDULE/ANNEX A

     The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares, issuable in series.

     The rights, privileges, restrictions and conditions attaching to the common shares and to the preferred shares as a class are as follows:

1.   COMMON SHARES

1.1 DIVIDENDS. Subject to the prior rights of the holders of the preferred shares, the holders of the common shares shall be entitled to receive dividends declared by the board of directors of the Corporation.

1.2 DISSOLUTION. Subject to the prior rights of the holders of the preferred shares, the holders of the common shares shall be entitled to receive the remaining property of the Corporation in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary.

1.3 VOTING. The holders of the common shares shall be entitled to one vote for each common share held by them at all meetings of shareholders of the Corporation, except meetings at which the holders of the preferred shares are entitled to vote separately as a class or series.

2.   PREFERRED SHARES

2.1 ONE OR MORE SERIES. The board of directors of the Corporation may issue one or more series of preferred shares at any time and from time to time. Before it issues any series of preferred shares, the board of directors of the Corporation shall fix the number of preferred shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of, such series, including without limitation:

(a) the issue price per share, which may be expressed in a foreign currency, provided that the issue price per share shall not be less than C$1.00 (or its equivalent in a foreign currency at the date of issuance) or more than C$100.00 (or its equivalent in a foreign currency at the date of issuance);

(b) the rate, amount or method of calculation of dividends, including whether such rate, amount or method shall be subject to change or adjustment in the future;

(c) the method of payment of dividends, including whether such dividends shall be cumulative, non-cumulative, partially cumulative, deferred or payable on some other basis;

(d) the date or dates, manner and currency or currencies of payment of dividends;

(e) the restrictions, if any, on the payments of dividends on any Junior Shares (defined below);

(f) the rights and obligations, if any, of the Corporation to redeem or purchase the shares, including the prices and other terms of redemption or purchase;

(g) the terms of any share purchase plan or sinking or similar fund providing for the purchase or redemption of the shares;

(h) the rights, if any, of the holders of the shares to retract the shares, including the prices and other terms of retraction;

(i) the rights, if any, of the holders of the shares or the Corporation to convert or exchange the shares for other securities of the Corporation or any other entity and the rates and other terms of conversion or exchange;

(j)  the voting rights, if any, attached to the shares; and

(k) the preferences, if any, of the shares over any Junior Shares with respect to the distribution of assets of the Corporation in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary.

"JUNIOR SHARES" means the common shares and any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends and with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary.

2.2 DISSOLUTION. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, before any amount shall be paid to, or any property distributed among, the holders of the common shares, the holders of the preferred shares shall be entitled to receive:

(a) the amount paid up on such shares or such other amount or amounts as have been provided for with respect to such shares;

(b)  the premium, if any, provided for with respect to such shares;

(c) in the case of shares entitled to cumulative dividends, any unpaid cumulative dividends on such shares; and

(d) in the case of shares entitled to non-cumulative dividends, any declared but unpaid non-cumulative dividends on such shares.

After payment of the amounts payable to them, the holders of the preferred shares shall not be entitled to share in any further distribution of the property and assets of the Corporation.

2.3 VOTING. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, the holders of the preferred shares shall not be not entitled as such to receive notice of, or to attend or vote at, a meeting of the shareholders of the Corporation. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, on any poll taken at any meeting of the holders of preferred shares, whether as a class or a series or two or more series, each holder of preferred shares entitled to vote at the meeting shall have one one-hundredth of a vote in respect of each C$1.00 (or its equivalent in a foreign currency at the date of issuance) of the issue price for each preferred share held. Except where the rights, privileges, restrictions and conditions attaching to a series of preferred shares otherwise provide, the formalities to be observed with respect to the giving of notice of, and voting at, any meeting of holders of preferred shares, including without limitation, the quorum therefor, shall be those from time to time prescribed by the bylaws of the Corporation or by standing resolutions of the board of directors of the Corporation with respect to meetings of shareholders.

2.4 NO VOTING REQUIRED. Subject to the rights, privileges, restrictions and conditions attaching to a series of preferred shares, the Corporation may, without the approval or consent of the holders of the preferred shares voting separately as a class or series, at any time and from time to time:

(a) create one or more other classes of shares ranking on a parity with the preferred shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary;

(b) if all dividends on each outstanding series of preferred shares accrued to the most recently preceding date for the payment of dividends on such series shall have been declared and paid or set apart for payment, create one or more other classes of shares ranking superior to the preferred shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary;

(c) increase any maximum number of authorized shares of any other class of shares; and

(d) effect an exchange, reclassification or cancellation of all or part of the preferred shares.

2.5 NO PRE-EMPTIVE RIGHTS. The holders of the preferred shares shall not be entitled as such to subscribe for, purchase or receive any part of any issue of securities of the Corporation, now or hereafter authorized, or any rights to acquire the same, otherwise than in accordance with any conversion, exchange or other rights which may from time to time be attached to any series of preferred shares.

                  ARTICLES OF AMENDMENT OF CANADIAN SOLAR INC.

                                SCHEDULE/ANNEX E

1.   AUTHORITY TO HOLD MEETINGS OF SHAREHOLDERS OUTSIDE OF CANADA

Meetings of shareholders of the Corporation may be held at a place within Canada determined by the directors or, if determined by the directors, outside Canada in New York, New York, United States of America, Los Angeles, California, United States of America, London, England, the Hong Kong Special Administrative Region of The People's Republic of China or Shanghai, The People's Republic of China.

2.   AUTHORITY TO APPOINT ADDITIONAL DIRECTORS

The board of directors of the Corporation shall fix and may change the number of directors within the minimum and maximum number of directors provided for in the Articles of the Corporation. The board of directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

                                  BY-LAW NO. 1

                     A BY-LAW RELATING TO THE CONDUCT OF THE
                   BUSINESS AND AFFAIRS OF CANADIAN SOLAR INC.

                          ARTICLE ONE -- INTERPRETATION

1.1  DEFINITIONS. In this by-law,

     ACT means the Canada Business Corporations Act and the regulations thereunder as amended or replaced.

     BOARD means the board of directors of the Corporation.

     BY-LAWS means this by-law and all other by-laws of the Corporation in force from time to time.

     CORPORATION means Canadian Solar Inc.

     DOCUMENT includes:

     (a) a deed, mortgage, hypothec, charge, conveyance, transfer or assignment of property (real or personal, movable or immovable);

     (b) an agreement, instrument, certificate, release or receipt or discharge for the payment of money or other obligations;

     (c) a certificate evidencing, or a conveyance, transfer or assignment of, securities; and

     (d)  any other paper writing of the Corporation.

     ELECTRONIC DOCUMENT means any form of information in electronic, optical or similar form that can be read by a person by any means.

     HOLIDAY has the meaning ascribed to it in the Interpretation Act (Canada) as amended or replaced.

     INFORMATION SYSTEM means the system used to generate, send, receive, store or otherwise process an electronic document.

     MEETING OF SHAREHOLDERS includes an annual meeting of shareholders and a special meeting of shareholders.

1.2 WORDS AND PHRASES. Words and phrases defined in the Act and used herein have the meanings ascribed to them in the Act.

1.3 NUMBER AND GENDER. Words importing the singular include the plural and vice versa; words importing gender include all genders; and words importing persons include individuals, bodies corporate, corporations, partnerships, trusts and any aggregate number of persons in whatever form.

1.4 HEADINGS. The headings in this by-law are for convenience of reference only and do not affect the construction or interpretation of this by-law.

1.5 CONFLICT WITH ACT. The by-laws are made pursuant to and should be read in conjunction with the Act. If there is any conflict between the provisions of any by-law and the provisions of the Act, the provisions of the Act govern.

1.6 CALCULATION OF TIME. The computation of any period of time shall be determined in accordance with the Interpretation Act (Canada), as amended or replaced.


                             ARTICLE TWO -- GENERAL

2.1 EXECUTION OF DOCUMENTS. Any document or class of documents that requires the signature of the Corporation shall be signed:

     (a) in the manner and by such person or persons as shall have been appointed by resolution of the Board to sign such document or such class of document, including through the use of electronic signatures, as contemplated in the Act, and facsimile reproduction of signatures; or

     (b) in the absence of any such resolution, by any two of the officers and directors of the Corporation,

and when so signed shall be binding upon the Corporation without further act or formality.

2.2 CORPORATE SEAL. The Corporation may but need not have a corporate seal. The Board may by resolution from time to time approve a corporate seal for the Corporation. The person or persons authorized to sign a document on behalf of the Corporation may, if desirable, affix the corporate seal of the Corporation to the document.


                           ARTICLE THREE -- DIRECTORS

3.1 NUMBER, TERM AND QUALIFICATIONS. The number of directors shall be the number fixed by the articles of the Corporation or, if the articles of the Corporation specify a minimum and maximum number of directors, the number of directors shall be the number within the minimum and maximum fixed by resolution of the Board. The term of each director shall expire at the annual meeting of shareholders following his or her election as director. Retiring directors shall be eligible for re-election as directors. Subject to the Act, the Board may fill any vacancies in the number of directors. At least 25% of the directors shall be resident Canadians.

3.2 MEETINGS. The Board may hold regular meetings at such times and places as the Board may determine from time to time. The Chairman, the President or any two directors may call a meeting of the Board (other than a regular meeting) at any time. A meeting of the Board shall be held at such place as the person or persons calling the meeting may determine. Unless waived by all the directors, written or oral notice of each meeting of the Board shall be given to each director at least 24 hours before the meeting. A notice of a meeting need not specify the business to be transacted at the meeting except as may be required by the Act. The accidental failure to give notice of a meeting to a director or any error in the notice of a meeting not affecting the substance thereof shall not invalidate any action taken at the meeting. A director may participate in a meeting of the Board or a Board committee by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

3.3 QUORUM. The quorum for each meeting of the Board shall be a majority of the directors. If a quorum is not present at a meeting of the Board, no business may be conducted at the meeting except that a majority of the directors present at the meeting may adjourn the meeting to a fixed time and place.

3.4 RESIDENT CANADIAN REQUIREMENT. Directors shall not transact business at a meeting of the Board unless at least 25% of the directors present at the meeting are resident Canadians. Notwithstanding the foregoing, directors may transact business at a meeting of the Board if a resident Canadian director who is unable to be present at the meeting approves, in writing or by telephonic, electronic or other communication facility, the business transacted at the meeting and the required number of resident Canadian directors would have been present at the meeting had that director been present at the meeting.

3.5 CHAIRMAN OF MEETING. The Chairman or, in his absence, the President or, in their absence, a director designated by the directors present at the meeting shall act as chairman of each meeting of the Board.

3.6 VOTES TO GOVERN. At all meetings of the Board, every question to be decided by the Board shall be decided by a majority of the votes cast on the question. The chairman of the meeting shall not have a second or casting vote.

3.7 BOARD COMMITTEES. The Board may elect or appoint Board committees composed of directors and other persons. Subject to any limitations prescribed by the Act, Board committees may exercise such powers as the Board may delegate to them and carry out such functions as the Board may determine.


                            ARTICLE FOUR -- OFFICERS

4.1 OFFICERS. The Board shall appoint a Chairman, a President and a Secretary and such other officers as the Board may deem advisable having such responsibilities as the Board determines.


                    ARTICLE FIVE -- MEETINGS OF SHAREHOLDERS

5.1 CALLING OF MEETING. The Board shall call an annual meeting of shareholders at the times prescribed by the Act and may call a special meeting of shareholders at any time. A special meeting of shareholders may be held in conjunction with an annual meeting of shareholders. The Corporation shall give written notice to shareholders and to any stock exchange on which its shares are listed of the time and place of each meeting of shareholders not less than 21 days and not more than 60 days before the date on which the meeting of shareholders is to be held.

5.2 CHAIRMAN AND SECRETARY OF MEETING. The Chairman or, in his absence, the President or, in their absence, a director designated by the Board shall act as chairman of each meeting of shareholders. If no such officer is present within thirty minutes after the time appointed for the holding of the meeting, the persons present and entitled to vote at the meeting shall choose one of their number to be chairman of the meeting. The Secretary shall be the secretary of each meeting of shareholders but, if the Secretary is not present, the chairman of the meeting shall appoint another individual, who need not be a shareholder, to act as secretary of the meeting.

5.3 PERSONS ENTITLED TO BE PRESENT. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the by-laws to be present at the meeting. Other persons may attend a meeting of shareholders only with the consent of the chairman of the meeting or the shareholders present, or deemed to be present, in person or by proxy at the meeting. Subject to the Act, any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting. The persons participating in a meeting of shareholders by such means shall be deemed for the purposes of this by-law to be present at the meeting. If the Board or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, the Board or the shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

5.4 QUORUM. A quorum for the transaction of business at any meeting of shareholders shall be two or more shareholders present, or deemed to be present, in person or by proxy at the meeting and together holding or representing by proxy shares carrying at least 33(1/3) per cent of the votes entitled to be cast at the meeting.

5.5 SCRUTINEERS. If desired, one or more scrutineers may be appointed to serve at a meeting of shareholders by a resolution of the meeting or by the chairman of the meeting with the consent of the meeting. The scrutineers need not be shareholders of the Corporation.

5.6 VOTES TO GOVERN. Unless otherwise required by the Act, the articles or the by-laws, the majority of the votes cast shall determine all questions proposed for the consideration of the shareholders at a meeting of shareholders.

5.7 SHOW OF HANDS. At a meeting of shareholders, every motion shall, subject to the provisions of the Act, be decided by a show of hands, unless a ballot thereon is required by the chairman of the meeting or is demanded by any shareholder entitled to vote and present, or deemed to be present, in person or by proxy at the meeting. Upon a show of hands, every such person who is entitled to vote shall have one vote. Before or after a show of hands has been taken upon any motion, the chairman may require, or any shareholder entitled to vote and present, or deemed to be present, in person or by proxy at the meeting may demand a ballot thereon. Notwithstanding the foregoing, the vote on any motion may be held, subject to compliance with the Act, by means of a telephonic, electronic or other communication facility made available by the Corporation for such purpose. Unless a ballot thereon is demanded, a declaration by the chairman of the meeting that the vote upon a motion has been carried or carried by a particular majority or not carried shall be the decision of the shareholders upon the motion and an entry in the minutes of the meeting to the effect that the chairman of the meeting declared the motion to be carried or defeated is, in the absence of evidence to the contrary, proof of that fact without proof of the number or proportion of the votes recorded in favour of or against the motion. A demand for a ballot may be withdrawn at any time before the ballot is taken.

5.8 BALLOT. If a ballot is required by the chairman of the meeting or is duly demanded by any shareholder entitled to vote and present, or deemed to be present, in person or by proxy at the meeting and the demand is not withdrawn, a ballot upon the motion shall be taken in such manner as the chairman of the meeting shall direct. Unless the Act or articles otherwise requires, upon a ballot, each shareholder who is present, or deemed to be present, in person or by proxy at the meeting shall be entitled to one vote for each share in respect of which he or she is entitled to vote at the meeting and the result of the ballot shall be the decision of the shareholders upon the motion.


                     ARTICLE SIX -- LIMITATION OF LIABILITY

6.1 LIMITATION OF LIABILITY. Except as otherwise provided in the Act, no director or officer of the Corporation shall be liable for any liability or obligation of the Corporation or for any loss, damage or expense incurred by the Corporation for any reason whatsoever or for acts or omissions of any other director, officer, employee or agent of the Corporation; provided that nothing herein shall relieve any director or officer from his or her obligations under
Section 6.2.

6.2 DUTIES. Every director and officer of the Corporation shall exercise the powers and discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Corporation and, in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

6.3 INDEMNIFICATION. Subject to the limitations contained in the Act, but without limit to the right of the Corporation to indemnify any individual, under the Act or otherwise, to the full extent permitted by law, the Corporation:

     (a) shall indemnify each director or officer or former director or officer of the Corporation and each other individual who acts or has acted at the Corporation's request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided that: (1) the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to
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          the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the conduct was lawful;

     (b) may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 6.3(a); and

     (c) with the approval of a court, shall indemnify an individual referred to in subsection 6.3(a), or advance moneys as contemplated in subsection 6.3(b), in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the Corporation or other entity as described in subsection 6.3(a) hereof against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in clauses 6.3(a)(1) and 6.3(a)(2).

6.4 INSURANCE. Subject to the provisions of the Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in subsection 6.3(a) against any liability incurred by the individual either in that individual's capacity as a director or officer of the Corporation or in that individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or has acted in that capacity at the Corporation's request.


                     ARTICLE SEVEN -- DIVIDENDS AND RIGHTS

7.1 DIVIDEND CHEQUES. A dividend payable in cash may be paid by cheque drawn on the Corporation's bankers or any one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by ordinary mail (or, if overseas from the place of mailing, by airmail), postage prepaid, to such registered holder at his or her address appearing on the register of shareholders, unless the holder otherwise directs. In the case of joint holders, the cheque shall, unless the joint holders otherwise direct, be made payable to the order of all of the joint holders and mailed to them at the address appearing on the register of shareholders in respect of their joint holding, or to the first address so appearing if there are more than one. Unless it is not paid on due presentation, the mailing of a dividend cheque as aforesaid shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

7.2 NON-RECEIPT OF CHEQUES. If a dividend cheque is not received by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount upon such terms as to indemnity and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.


                            ARTICLE EIGHT -- NOTICES

8.1 METHOD OF GIVING NOTICES. Any notice (which term includes any communication or document) to be given, sent, delivered or served pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his or her recorded address or mailed to him or her at his or her recorded address by ordinary mail (or, if overseas from the place of mailing, by airmail), postage prepaid, or sent to him or her at his or her recorded address by facsimile transmission or, subject to compliance with the Act, by the creation or provision of an electronic document. A notice so delivered shall be deemed to have been received when it is delivered personally at the address aforesaid. A notice so mailed shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing such notice was not received at that time or at all. A notice sent by facsimile transmission or electronic document shall be deemed to have been received when sent or provided to a designated information system.
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8.2  NOTICE TO JOINT SHAREHOLDERS. If two or more persons are registered as joint holders of any share, notice to one of the joint holders shall be sufficient notice to all of them. Any notice shall be addressed to all of the joint holders and the address to be used for the purposes of Section 8.1 shall be the address appearing on the register of shareholders in respect of their joint holding, or the first address so appearing if there are more than one.

8.3 OMISSIONS AND ERRORS. The accidental omission to give any notice to any shareholder, director, officer, auditor or member of any Board committee or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate such notice or any action taken at any meeting held pursuant to such notice or otherwise founded thereon.


                             ARTICLE NINE -- REPEAL

9.1 REPEAL. The by-law adopted by the board of directors and shareholders of the Corporation as of June 1, 2006 is hereby repealed. However, such repeal shall not affect the previous operation of such by-law or affect the validity of any act done or right privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions with continuing effect of the board, shareholders or committees of the board passed under such repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.


ENACTED: October 22, 2006.